CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the prospectus and under the caption "Auditors and Counsel" in the Statement of Additional Information, both included in Post-Effective Amendment No. 3 to the Registration Statement (Form N-1A No. 333-29253) of Boyar Value Fund, Inc. and to the use of our report dated January 27, 2000, included therein.


                                                              ERNST & YOUNG LLP

Cincinnati, Ohio
April 26, 2000